UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2013 (September 12, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On September 12, 2013, Magellan Petroleum Corporation (NT) Pty Ltd, a wholly owned subsidiary of Magellan Petroleum Corporation Australia Pty Ltd, a wholly owned subsidiary of Magellan Petroleum Corporation ("Magellan" or the "Company") entered into a gas supply and purchase agreement (the "Dingo GSPA") with Northern Territory Power and Water Corporation ("PWC") for the long-term sale of gas from the Company's Dingo gas field. Pursuant to the Dingo GSPA, the Company has contracted to supply up to 31.0 petajoules ("PJ"), equivalent to 30.1 Bcf, of gas to PWC on a 100% take-or-pay basis over a supply period of up to 20 years. The Company's supply obligation is expected to begin in early calendar year 2015 at a fixed price escalating with the Australian consumer price index. The Dingo GSPA has been approved by the boards of directors of both PWC and Magellan.
The Dingo GSPA also includes the following key terms:

•
Volume. The Company is obligated to supply to PWC 1.2 PJ (1.2 Bcf) and 1.4 PJ (1.4 Bcf) of gas for the first and second contract years, respectively, unless the Company offers to supply up to 1.6 PJ (1.6 Bcf) in those years, in which case PWC is obligated to purchase such increased quantities. Thereafter, the Company is obligated to supply gas at a rate of 1.6 PJ (1.6 Bcf) per year until contract expiration. In total, the Company is obligated to supply a total of 15.4 PJ (15.0 Bcf) of gas by the tenth anniversary of the Commencement Date (defined below). Between contract years 11 and 20, the Company is obligated to supply only those reserves deemed to be economically deliverable, up to an annual maximum of 1.6 PJ (1.6 Bcf) and a contract total of 31.0 PJ (30.1 Bcf). The required supply quantity is subject to certain adjustments in some circumstances.

•
Price. The contract price for gas is fixed on an AUD $/gigajoule basis as of January 1, 2013, and, for the term of the contract, will escalate quarterly in accordance with the Consumer Price Index Weighted Average of 8 Capital Cities (All Groups) as determined by the Australian Bureau of Statistics. Price escalation is subject to an annual floor and cap of 2% and 6%, respectively. The contract price is subject to adjustment in some circumstances, including in the event of certain regulatory changes.

•
Commencement of gas supply. The Company must commence gas supply to PWC on the Commencement Date, which must occur within 18 months of the signing of the Dingo GSPA, subject to a maximum six-month extension at the Company's request within the first 12 months to allow the Company more time to satisfy its conditions precedent. The Dingo GSPA will terminate if the conditions precedent are not satisfied within such 18-month period.

•
Supply period. The gas supply period will continue until the earliest of (i) the 20th anniversary of the Commencement Date, (ii) the day on which the aggregate quantity of gas supplied under the Dingo GSPA reaches 31 PJ (30.1 Bcf), and (iii) after the end of contract year 10, the day on which economically deliverable reserves have been exhausted.

•
Take-or-pay obligation. Subject to permitted interruptions, events of force majeure, and the Company's ability to supply contracted quantities, PWC is obligated to pay for 100% of contracted volumes even if not taken for delivery. Gas paid for but not taken by PWC may be taken at a later date prior to the end of the gas supply period once all contracted volumes for a given contract year have already been taken for delivery.

•
Delivery point. Gas will be piped from the Dingo field to the Company's gas processing facilities to be located at Brewer Industrial Estate, located 20 km south of Alice Springs, and there delivered to PWC at a flange on the spur line of the Palm Valley - Alice Springs Pipeline.

•
Conditions Precedent. The Dingo GSPA is subject to a number of conditions, including the Company successfully obtaining all regulatory approvals and constructing facilities necessary for commissioning the Dingo field for commercial gas production.

•
Liability. The Company is liable to compensate PWC for failure to supply contracted quantities of gas up to a maximum annual amount generally equal to AUD $500 thousand. The Company will bear liability for the direct costs of damage to PWC's plant and equipment caused by the delivery of off-specification gas.

•	Force majeure. In addition to customary provisions, the Company has the ability to claim force majeure as a result of effective exhaustion of Dingo's gas reserves at any time during the supply period.
The foregoing description of the Dingo GSPA does not purport to be complete and is qualified in its entirety by the complete Dingo GSPA, which is attached to this report as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On September 12, 2013, the Company issued a press release announcing the Dingo GSPA. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
This report contains or incorporates forward looking statements that involve risks and uncertainties. The words "expect," "will," and similar expressions are intended to identify forward looking statements. No assurance can be given that the results expressed or implied in any forward looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among these risks and uncertainties are: (i) potential obstacles to the Company's receipt of regulatory approvals and construction of the Dingo facilities in a timely manner; (ii) uncertainties inherent in projecting future rates of production from drilling and completion activities at the Dingo field; (iii) the uncertainty of drilling and completion conditions and results; (iv) the Company's ability to satisfy its delivery obligations under the Dingo GSPA; and (v) other risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and subsequent Quarterly Reports on Form 10-Q. Forward looking statements in this report speak only as of the date of this report, and the Company undertakes no obligation to update or revise such statements except as required by securities laws.
The Dingo GSPA is not intended to be, and should not be relied upon as, including disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Dingo GSPA contains representations and warranties by the Company and PWC, which were made only for purposes of that agreement and as of specified dates. The representations, warranties, and covenants in the Dingo GSPA were made solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed or furnished as part of this report:
Exhibit
No.                        Description

10.1*
Gas Supply and Purchase Agreement dated September 12, 2013, between Magellan Petroleum (NT) Pty Ltd and Power and Water Corporation (portions of this Exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the United States Securities and Exchange Commission).

99.1**	Press Release of Magellan Petroleum Corporation dated September 12, 2013.

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

September 12, 2013